EXHIBIT 99
NEWS RELEASE
For Immediate Release
Contact: Chad Hyslop or Jim Baumgardner (208) 331-8400
info@americanecology.com     www.americanecology.com
------------------------     -----------------------

                         AMERICAN ECOLOGY SECOND QUARTER
                 OPERATING INCOME UP 56 PERCENT TO $5.9 MILLION

                     QUARTERLY REVENUE INCREASES 36 PERCENT

     BOISE, IDAHO JULY 19, 2005 - American Ecology Corporation [NASDAQ: ECOL] today reported net income of $3.7 million, or $0.21 per fully diluted share for the quarter ended June 30, 2005, compared to net income of $16 million, or $0.90 per fully diluted share a year ago. Included in last year's results are non-operating gains of $12.2 million. Operating income for the quarter increased to $5.9 million versus $3.8 million for the second quarter of 2004.

SECOND QUARTER RESULTS

     Revenue for the second quarter increased $5.0 million, or 36 percent, from $13.8 million a year ago to $18.8 million in 2005. The increase in revenue was primarily attributable to a 25 percent increase in disposal volume and an eight percent increase in average selling price. Revenue for all four of the Company's operating sites increased over both the same quarter last year and the first quarter of 2005. The Company's Idaho site experienced the largest increase, posting a 45 percent increase in quarterly disposal volume and a like increase in revenue.

     "During the second quarter, a number of previously delayed clean-up projects began shipping in earnest," stated Stephen Romano, President and Chief Executive Officer. "These shipments, combined with our ongoing business, allowed us to take advantage of the largely fixed cost nature of the disposal business," he explained.

     Increased shipments under bundled rail transportation and disposal contracts significantly improved utilization of the Company's railcar assets, further contributing to profitability. "Our transportation and disposal price bundling strategy is proving a successful platform for growth," continued Romano, adding "Based on ongoing projects and our current sales outlook, we are confident that American Ecology will achieve 15 percent growth in 2005 operating income over 2004."

     The combined result of higher revenue and a relatively smaller increase in direct costs was a 45 percent increase in gross profit from $6.3 million, or 46 percent of revenue, in the second quarter of 2004 to $9.2 million, or 49 percent of revenue in the second quarter of 2005.


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     Selling, general & administrative expenses (SG&A) for the second quarter increased to $3.4 million, or 18 percent of revenue, compared to SG&A of $2.6 million, or 19 percent of revenue in the second quarter last year. The dollar increase in SG&A was principally attributable to increased legal fees associated with the Honeywell contract and other legal matters, higher accounting fees associated with Sarbanes-Oxley internal controls compliance, higher director fees and expenses and a management incentive plan accrual.

     The increase in disposal revenue more than outweighed the increased costs, pushing operating income higher by $2.1 million to $5.9 million, compared to $3.8 million in the second quarter of 2004.

     "The combination of higher waste volumes and a more profitable service mix pushed our gross margin to almost 50 percent during the quarter," stated Senior Vice President and Chief Financial Officer, Jim Baumgardner, adding, "All four of the Company's operating disposal sites were profitable for the quarter, and all four showed improvement over results for the first quarter of 2005."

     For the quarter just ended, the Company reported after-tax net income of $3.7 million, or $0.21 per fully diluted share, compared to after-tax net income of $16 million, or $0.90 per fully diluted share a year ago. Quarterly net income in 2004 was positively affected by a $920,000 one time gain on the sale of the Company's former Oak Ridge, Tennessee processing business and an $11.3 million release of a valuation allowance for deferred tax assets.

YEAR-TO-DATE RESULTS

     Revenue for the six months ended June 30, 2005 reached $31.3 million, up 13 percent from the first six months of 2004. Waste volumes year-to-date increased 14 percent over 2004. This increase in revenue was substantially offset by higher costs, including underutilized transportation assets in the first quarter and volume-related variable costs in the second quarter, resulting in operating income of $7.2 million, identical to the same period last year. For the first six months of 2005, the Company reported net income of $4.6 million, or $.26 per fully diluted share, compared to net income of $18.5 million, or $1.04 per fully diluted share for the first half of 2004.

     At June 30, the Company reported $12.6 million in cash and investments on hand and working capital of $19.3 million.

OTHER UPDATES

     On June 8, 2005, the Company announced the award of a contract to transport, treat and dispose of contaminated soils from a Honeywell International Inc. site in Jersey City, New Jersey. Depending on the volume of waste shipped off-site, which has been estimated at one million tons, and the Company's ability to successfully perform under the contract, management estimates revenue in the range of $175 to $240


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million over a four to five year period. The Company began receiving initial waste shipments under this contract in July 2005.

     A significant portion of the revenue derived from the Honeywell contract will include value added transportation services. As a result, management expects that while revenue dollars will increase, the Company's gross margin relative to revenue will decrease.

     As previously announced, the Company may invest up to $12 million in capital expenditures to support the Honeywell contract. Management currently estimates that total capital spending in 2005 may reach $20 million principally for railcars, disposal capacity expansion in Idaho, and new treatment buildings in Texas and Nevada. The new treatment building in Texas is expected to be completed in the next 30-45 days, allowing for the resumption of full waste treatment services.

     On May 26, 2005 the Company declared a $0.15 per common share quarterly dividend for stockholders of record on July 1, 2005. The Company paid $2.6 million for the declared quarterly dividend on July 15, 2005. The Company intends that shareholders of record on October 3, 2005 and January 2, 2006 will also receive a $0.15 per share dividend, subject to ongoing compliance with applicable bank covenants.

     The Company's second quarter 2005 investor conference call will be held Wednesday, July 20, 2005 at 10:00 am Mountain Time. President and Chief Executive Officer Stephen Romano, Senior Vice President and Chief Financial Officer Jim Baumgardner, Vice President and Controller Michael Gilberg and Vice President for Sales and Marketing Steve Welling will host the call. Interested parties are invited to submit questions in advance to info@americanecology.com,
                                                      ------------------------
or by facsimile to 208-331-7900.  To join the call, dial 1-(877) 331-8343.
                                                         ----------------
Participants will be asked to provide their name and affiliation.

     American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous and non-hazardous waste services to commercial and government customers throughout the United States, such as nuclear power plants, steel mills, medical and academic institutions, refineries and chemical manufacturing facilities. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States, having operated for more than fifty years.

     This press release contains forward-looking statements that are based on our current expectations, beliefs, and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Actual results may differ materially from what is expressed herein and no assurance can be given that the Company will successfully meet its 2005 earnings estimates, receive projected waste shipments, resume full treatment services in Texas, increase earnings through the bundling of transportation and disposal services, prevail in pending litigation, collect on pending insurance claims, or


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declare or pay future dividends.  For information on other factors that could cause actual results to differ from expectations, please refer to American Ecology Corporation's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

                                       ##


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

                                         AMERICAN ECOLOGY CORPORATION
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 (UNAUDITED)
                                    ($ IN 000'S EXCEPT PER SHARE AMOUNTS)


                                                           Three Months Ended          Six Months Ended
                                                                June 30,                    June 30,
                                                           2005          2004          2005          2004
                                                        -----------  ------------  ------------  ------------
Revenue                                                 $    18,779  $    13,795   $    31,333   $    27,700
Direct operating costs                                        9,559        7,449        18,272        15,061
                                                        -----------  ------------  ------------  ------------

Gross profit                                                  9,220        6,346        13,061        12,639
Selling, general and administrative expenses                  3,358        2,578         5,872         5,450
Business interruption insurance claim                            --           --           (41)           --
                                                        -----------  ------------  ------------  ------------
Operating income                                              5,862        3,768         7,230         7,189

Interest income                                                  93           45           178            81
Interest expense                                                 48           49            95            98
Other income                                                     22           20            39            65
                                                        -----------  ------------  ------------  ------------

Income before income tax and discontinued operations          5,929        3,784         7,352         7,237
Income tax (benefit) expense                                  2,223      (11,338)        2,790       (10,174)
                                                        -----------  ------------  ------------  ------------

Income before discontinued operations                         3,706       15,122         4,562        17,411
Gain from discontinued operations - Oak Ridge Facility           --          920            --         1,069
                                                        -----------  ------------  ------------  ------------

Net income                                              $     3,706  $    16,042   $     4,562   $    18,480
                                                        ===========  ============  ============  ============

Basic earnings from continuing operations                       .21          .88           .26          1.02
Basic earnings from discontinued operations                      --          .05            --           .06
                                                        -----------  ------------  ------------  ------------
Basic earnings per share                                $       .21  $       .93   $       .26   $      1.08
                                                        ===========  ============  ============  ============

Diluted earnings from continuing operations                     .21          .85           .26           .98
Diluted earnings from discontinued operations                    --          .05            --           .06
                                                        -----------  ------------  ------------  ------------
Diluted earnings per share                              $       .21  $       .90   $       .26   $      1.04
                                                        ===========  ============  ============  ============

Dividends paid per common share                         $        --  $        --   $        --   $        --
                                                        ===========  ============  ============  ============


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

                                           AMERICAN ECOLOGY CORPORATION
                                           CONSOLIDATED BALANCE SHEETS
                                                   (UNAUDITED)
                                      ($ IN 000'S EXCEPT PER SHARE AMOUNTS)


                                                                        June 30, 2005   December 31, 2004
                                                                        --------------  ------------------
ASSETS
Current Assets:
    Cash and cash equivalents                                           $        1,685  $            2,160
    Short term investments                                                      10,960              10,967
    Receivables, net                                                            13,636               8,963
    Insurance receivable                                                           636               1,285
    Prepayments and other                                                        2,616               1,469
    Deferred income taxes                                                        5,613               5,613
                                                                        --------------  ------------------
      Total current assets                                                      35,146              30,457

Property and equipment, net                                                     32,008              27,363
Facility development costs                                                       6,478               6,478
Other assets                                                                     1,136                 462
Deferred income taxes                                                           10,338              12,473
                                                                        --------------  ------------------
      Total assets                                                      $       85,106  $           77,233
                                                                        ==============  ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Current portion of long term debt                                   $        1,459  $            1,457
    Accounts payable                                                             3,176               3,022
    Dividends payable                                                            2,645                  --
    Deferred revenue                                                             1,248                 724
    State burial fees payable                                                    1,541               1,446
    Management incentive plan payable                                              630                 934
    Customer advances                                                            1,364                  --
    Customer refunds                                                                --               2,512
    Accrued liabilities                                                          1,443                 725
    Accrued closure and post closure obligation, current portion                 2,323               2,323
                                                                        --------------  ------------------
      Total current liabilities                                                 15,829              13,143

Long term debt                                                                   2,004               2,734
Long term customer advances                                                      2,136                  --
Long term accrued liabilities                                                      522                 441
Accrued closure and post closure obligation, excluding current portion           9,385               9,304
                                                                        --------------  ------------------
      Total liabilities                                                         29,876              25,622
                                                                        --------------  ------------------

Commitments and contingencies
Shareholders' equity:
    Convertible preferred stock, 1,000,000 shares authorized,
    Common stock, $.01 par value, 50,000,000 authorized, 17,635,709
      and 17,398,494 shares issued and outstanding                                 176                 174
    Additional paid-in capital                                                  52,715              51,015
    Retained earnings                                                            2,339                 422
                                                                        --------------  ------------------
      Total shareholders' equity                                                55,230              51,611
                                                                        --------------  ------------------

Total Liabilities and Shareholders' Equity                              $       85,106  $           77,233
                                                                        ==============  ==================


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

                               AMERICAN ECOLOGY CORPORATION
                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       (UNAUDITED)
                          ($ IN 000'S EXCEPT PER SHARE AMOUNTS)


                                                            Six Months Ended June 30,
                                                          ------------------------------
                                                               2005            2004
                                                          --------------  --------------
Cash flows from operating activities:
  Net income                                              $       4,562   $      18,480
  Adjustments to reconcile net income to net
     cash provided by operating activities:
  Depreciation, amortization, and accretion                       3,066           3,029
  Income from discontinued operations                                --          (1,069)
  Income tax benefit on exercise of stock options                   652              --
  Deferred tax asset                                              2,135         (10,171)
  Stock compensation                                                180              --
Changes in assets and liabilities:
  Receivables                                                    (4,673)          3,059
  Other assets                                                   (1,874)           (685)
  Closure and post closure obligation                              (460)           (382)
  Income taxes payable/receivable                                    --            (201)
  Accounts payable and accrued liabilities                        2,256           1,494
                                                          --------------  --------------
     Net cash provided by operating activities                    5,844          13,554

Cash flows from investing activities:
  Capital expenditures                                           (7,217)         (2,394)
  Proceeds from sale of assets                                      749             106
  Transfers from cash to short tem investments, net                   7          (6,398)
                                                          --------------  --------------
     Net cash used by investing activities                       (6,461)         (8,686)

Cash flows from financing activities:
  Payments of indebtedness                                         (728)           (758)
  Retirement of common stock warrants                                --          (5,500)
  Stock options exercised                                           870             511
                                                          --------------  --------------
     Net cash provided (used) by financing activities               142          (5,747)
                                                          --------------  --------------

Increase (decrease) in cash and cash equivalents                   (475)           (879)
Net cash used in discontinued operations                             --          (2,594)
Cash and cash equivalents at beginning of period                  2,160           6,674
                                                          --------------  --------------
Cash and cash equivalents at end of period                $       1,685   $       3,201
                                                          ==============  ==============

Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Interest                                                $          95   $          98
  Income taxes paid                                                   4             201
Non-cash investing and financing activities:
  Common stock dividends accrued                                  2,645              --
  Common stock issued for director compensation                     180              --


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